EXHIBIT 10.1


                              $250,000,000



                            CREDIT AGREEMENT



                               dated as of



                              May 17, 1996



                                  among



                       Premark International, Inc.



                         The Banks Listed Herein



                                   and



         Bank of America National Trust and Savings Association,
                                as Agent



                               Arranged by


                           BA Securities, Inc.

                             TABLE OF CONTENTS

                                                                 Page


                                 ARTICLE I

                                DEFINITIONS. . . . . . . . . . . . . . .  1
     SECTION 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.2.  Accounting Terms and Determinations . . . . . . . . . 14
     SECTION 1.3.  Types of Borrowings . . . . . . . . . . . . . . . . . 15

                                ARTICLE II

                                THE CREDITS. . . . . . . . . . . . . . . 15
     SECTION 2.1.  Commitments to Lend . . . . . . . . . . . . . . . . . 15
     SECTION 2.2.  Notice of Committed Borrowings. . . . . . . . . . . . 15
     SECTION 2.3.  Money Market Borrowings . . . . . . . . . . . . . . . 16
     SECTION 2.4.  Notice to Banks; Funding of Loans . . . . . . . . . . 20
     SECTION 2.5.  Notes . . . . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 2.6.  Maturity of Loans . . . . . . . . . . . . . . . . . . 22
     SECTION 2.7.  Interest Rates. . . . . . . . . . . . . . . . . . . . 22
     SECTION 2.8.  Facility, Arrangement and Agency Fees . . . . . . . . 25
     SECTION 2.9.  Optional Termination or Reduction of
          Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 2.10.  Mandatory Termination of Commitments . . . . . . . . 26
     SECTION 2.11.  Method of Electing Interest Rates. . . . . . . . . . 26
     SECTION 2.12.  Optional Prepayments . . . . . . . . . . . . . . . . 28
     SECTION 2.13.  General Provisions as to Payments. . . . . . . . . . 29
     SECTION 2.14.  Funding Losses . . . . . . . . . . . . . . . . . . . 29
     SECTION 2.15.  Computation of Interest and Fees . . . . . . . . . . 30
     SECTION 2.16.  Withholding Tax Exemption. . . . . . . . . . . . . . 30
     SECTION 2.17.  Regulation D Compensation. . . . . . . . . . . . . . 31

                                ARTICLE III

                                CONDITIONS . . . . . . . . . . . . . . . 31
     SECTION 3.1.  Effectiveness; Termination of 1994
          Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     SECTION 3.2.  Borrowings. . . . . . . . . . . . . . . . . . . . . . 33

                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 34
     SECTION 4.1. Corporate Existence and Power. . . . . . . . . . . . . 34
     SECTION 4.2.  Corporate and Governmental Authorization;
          No Contravention . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 4.3.  Binding Effect. . . . . . . . . . . . . . . . . . . . 34
     SECTION 4.4.  Financial Information . . . . . . . . . . . . . . . . 34
     SECTION 4.5.  Litigation. . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 4.6.  Compliance with ERISA . . . . . . . . . . . . . . . . 35
     SECTION 4.7.  Environmental Matters . . . . . . . . . . . . . . . . 36
     SECTION 4.8.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 4.9.  Subsidiaries. . . . . . . . . . . . . . . . . . . . . 36
     SECTION 4.10.  Not an Investment Company. . . . . . . . . . . . . . 36
     SECTION 4.11. Compliance with Laws. . . . . . . . . . . . . . . . . 36
     SECTION 4.12. Full Disclosure . . . . . . . . . . . . . . . . . . . 37

                                 ARTICLE V

                                 COVENANTS . . . . . . . . . . . . . . . 37
     SECTION 5.1.  Information . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 5.2.  Maintenance of Property; Insurance. . . . . . . . . . 39
     SECTION 5.3.  Preservation of Corporate Existence, Etc. . . . . . . 40
     SECTION 5.4.  Debt. . . . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 5.5.  Minimum Consolidated Net Worth. . . . . . . . . . . . 41
     SECTION 5.6.  Negative Pledge . . . . . . . . . . . . . . . . . . . 41
     SECTION 5.7.  Consolidations, Mergers and Sales of
          Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 5.8.  Use of Proceeds . . . . . . . . . . . . . . . . . . . 43
     SECTION 5.9.  Change in Business. . . . . . . . . . . . . . . . . . 43

                                ARTICLE VI

                                 DEFAULTS. . . . . . . . . . . . . . . . 43
     SECTION 6.1.  Events of Default . . . . . . . . . . . . . . . . . . 43
     SECTION 6.2.  Notice of Default . . . . . . . . . . . . . . . . . . 45

                                ARTICLE VII

                                 THE AGENT . . . . . . . . . . . . . . . 46
     SECTION 7.1.   Appointment and Authorization; "Agent" . . . . . . . 46
     SECTION 7.2.  Delegation of Duties. . . . . . . . . . . . . . . . . 46
     SECTION 7.3.  Liability of Agent. . . . . . . . . . . . . . . . . . 46
     SECTION 7.4.  Reliance by Agent . . . . . . . . . . . . . . . . . . 47
     SECTION 7.5.  Notice of Default . . . . . . . . . . . . . . . . . . 47
     SECTION 7.6.  Credit Decision . . . . . . . . . . . . . . . . . . . 48
     SECTION 7.7.  Indemnification of Agent. . . . . . . . . . . . . . . 48
     SECTION 7.8.  Agent in Individual Capacity. . . . . . . . . . . . . 49
     SECTION 7.9.  Successor Agent . . . . . . . . . . . . . . . . . . . 49
     SECTION 7.10.  Withholding Tax. . . . . . . . . . . . . . . . . . . 50
                               ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . 51
     SECTION 8.1.  Basis for Determining Interest Rate
          Inadequate or Unfair . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 8.2.  Illegality. . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 8.3.  Increased Cost and Reduced Return . . . . . . . . . . 53
     SECTION 8.4.  Loans Substituted for Affected Fixed Rate
          Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 8.5.  Election of Company to Terminate or
          Substitute Banks . . . . . . . . . . . . . . . . . . . . . . . 55

                                ARTICLE IX

                               MISCELLANEOUS . . . . . . . . . . . . . . 56
     SECTION 9.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 9.2.  No Waivers. . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 9.3.  Costs and Expenses. . . . . . . . . . . . . . . . . . 57
     SECTION 9.4.  Company Indemnification . . . . . . . . . . . . . . . 58
     SECTION 9.5.  Sharing of Set-offs . . . . . . . . . . . . . . . . . 58
     SECTION 9.6.  Amendments and Waivers. . . . . . . . . . . . . . . . 59
     SECTION 9.7.  Successors and Assigns. . . . . . . . . . . . . . . . 60
     SECTION 9.8.  Assignments, Participations, etc. . . . . . . . . . . 60
     SECTION 9.10.  Governing Law. . . . . . . . . . . . . . . . . . . . 62
     SECTION 9.11.  Waiver of Jury Trial . . . . . . . . . . . . . . . . 63
     SECTION 9.12.  Counterparts; Integration. . . . . . . . . . . . . . 63
     SECTION 9.13.  Confidentiality. . . . . . . . . . . . . . . . . . . 63


Schedules and Exhibits

Schedule 3.1(iv)    -    Dart Spinoff
Schedule 5.9        -    Lines of Business

Exhibit A -    Note
Exhibit B -    Notice of Committed Borrowing
Exhibit C -    Money Market Quote Request
Exhibit D -    Invitation for Money Market Quotes
Exhibit E -    Money Market Quote
Exhibit F -    Opinion of Counsel for the Company
Exhibit G -    Assignment and Acceptance Agreement
Exhibit H -    Purchase/Leaseback Transaction Summary
               Exhibit I -    Opinion of Counsel for Dart (Spinoff)

                             CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of May 17, 1996 among PREMARK
INTERNATIONAL, INC., the BANKS listed on the signature pages hereto, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION, as agent for the Banks.

          The parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS


          SECTION 1.1.  Definitions.  The following terms, as
used herein, have the following meanings:

          "Absolute Rate Auction" means a solicitation of Money
Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

          "Adjusted CD Rate" has the meaning set forth in Section
2.7(b).
          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

          "Affiliate" means with respect to any Person, the Parent of such Person, any Subsidiary of such Person, and any Person that has a Parent in common with such first Person.

          "Agent" means BofA in its capacity as agent for the Banks hereunder, and its successors in such capacity.

          "Agent-Related Persons" means BofA and any successor agent arising under Section 7.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Offshore Loans, its Offshore Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Arranger" means BA Securities, Inc., a Delaware corporation.

          "Assessment Rate" has the meaning set forth in Section
2.7(b).

          "Assignee" has the meaning set forth in Section 9.8.

          "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, and, without duplication, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

          "Bank" means each lender listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section
9.6(c), and their respective successors.

          "Bank Default" has the meaning set forth in Section
8.5.

          "Bank Proceeding" has the meaning set forth in Section
8.5.

          "Bankruptcy Code" means the Federal Bankruptcy Reform
Act of 1978 (11 U.S.C. section 101, et seq.).

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Reference Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

          "BofA" means Bank of America National Trust and Savings
Association, a national banking association.

          "Borrowing" has the meaning set forth in Section 1.3.

          "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan, or, in the case of each of clauses (i) and (ii), interest or penalty with respect thereto, immediately before it became overdue.

          "CD Rate" means a rate of interest determined pursuant to Section 2.7(b) on the basis of an Adjusted CD Rate.

          "CD Reference Banks" means Bankers Trust Company,
Chemical Bank and BofA and each such other bank as may be appointed pursuant to Section 9.8(f).

          "Change in Control" shall be deemed to have occurred at such times as (i) any Person (other than an Investment Fund), or two or more Persons (other than Investment Funds) acting in concert, directly or indirectly acquire after the Effective Date, beneficial ownership (within the meaning of rule 13d-3 of the Securities and Exchange Commission under the Securities Act of
1934) of 20% or more of the outstanding shares of voting stock of the Company, or (ii) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company at any time. For purposes hereof, (A) "Investment Fund" shall mean a mutual fund (1) having in excess of 1,000 beneficial investors and (2) which does not operate as a "vulture" fund or "takeover" fund and (B) any Person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-fourths of the directors comprising the Incumbent Board (either by a specific vote or by approval of a proxy statement of the Company in which such Person is named as a nominee for director, without objection to such nomination) shall be, for purposes of clause (ii) above, considered as though such Person were a member of the Incumbent Board (and upon such event, the former director that has been replaced thereby shall no longer be considered a member of the Incumbent Board.)

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.9.

          "Committed Loan" means a loan made by a Bank pursuant to Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "Company" means Premark International, Inc., a Delaware corporation, and its successors.

          "Company's 1995 Form 10-K" means the Company's Annual
Report on Form 10-K for 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of
1934.

          "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, determined as of such date.

          "Consolidated Total Assets" means at any date the value of the assets of the Company and its Subsidiaries, determined on a consolidated basis as of such date, as the same would be reflected on the financial statements required to be delivered pursuant to Section 5.1(a).

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

          "Dart" means Dart Industries Inc., a Delaware corporation, and its successors.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money (including, without limitation, the fixed and contingent reimbursement obligations of such Person for standby letters of credit issued on behalf of the Company or any Consolidated Subsidiary in support of third party indebtedness), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person; provided that Debt shall not include (A) "back-to-back" borrowings by foreign Subsidiaries of the Company in foreign currencies for which there are related deposits or receivables of equivalent amounts so long as (y) such borrowings are not included in Consolidated Debt under generally accepted accounting principles and (z) the borrowing arrangements include rights of offset allowing defaulted principal and accrued interest to be offset against the related repayment obligation or (B) the seller acquisition financing secured by a Lien on certain computer equipment as described in Exhibit H.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in San
Francisco, California and Chicago, Illinois are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans" means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.7(b).

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1.

          "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses
(whether or not incorporated) under common control which, together with the Company, are treated as a single employer under
Section 414 of the Internal Revenue Code.

          "Euro-Dollar Reference Banks" means the principal
London offices of Bankers Trust Company, Chemical Bank and BofA and each such other bank as may be appointed pursuant to Section
9.8(f).

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.17.

          "Event of Default" has the meaning set forth in Section
6.1.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Domestic Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Domestic Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Fee Letter" has the meaning specified in subsection
2.8(b).

          "Fixed Rate Loans" means CD Loans or Offshore Loans or
Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Reference Rate pursuant to Section 8.1) or any combination of the foregoing.

          "Foreign Subsidiary" means (i) any Subsidiary organized under the laws of a jurisdiction outside the United States and
(ii) any branch or office located outside the United States of any other Subsidiary.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Group of Loans" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Fixed Rate Loans having the same Interest Period at such time; provided that, if Committed Loans of any particular Bank are converted to or made as Base Rate Loans pursuant to Section 8.2 or 8.4, such Loans shall be included in the same Group or Groups of Loans from time to time as they would have been in if they had not been so converted or made.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term or Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "IBOR" has the meaning set forth in Section 2.7(c).

          "Indemnified Liabilities" has the meaning specified in
Section 9.4.

          "Indemnified Person" has the meaning specified in
Section 9.4.

          "Identifiable Assets" means identifiable assets within the meaning of Item 101(b) of Regulation S-K promulgated by the Securities and Exchange Commission.

          "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or
(b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Period" means:

          (1) with respect to each Offshore Loan, a period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Company may elect in the applicable Notice; provided that:

               (a) any Interest Period which would otherwise end on a day which is not an Offshore Business Day shall be extended to the next succeeding Offshore Business Day unless such Offshore Business Day falls in another calendar month, in which case such Interest Period shall, subject to clause (1)(c) below, end on the next preceding Offshore Business Day;
               (b) any Interest Period which begins on the last Offshore Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (1)(c) below, end on the last Offshore Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
          Date;

          (2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Company may elect in the applicable Notice; provided that:
               (a) any Interest Period (other than an Interest Period determined pursuant to clause (2)(b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
          Date;

          (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Company may elect in accordance with Section 2.3; provided that:

               (a) any Interest Period which would otherwise end on a day which is not an Offshore Business Day shall be extended to the next succeeding Offshore Business Day unless such Offshore Business Day falls in another calendar month, in which case such Interest Period shall, subject to clause (3)(c) below, end on the next preceding Offshore Business Day;

               (b) any Interest Period which begins on the last Offshore Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (3)(c) below, end on the last Offshore Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
          Date;

          (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 nor more than 180 days thereafter) as the Company may elect in accordance with Section 2.3; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall, subject to clause 4(b) below, be extended to the next succeeding Domestic Business Day; and
               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.
          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "LIBOR Auction" means a solicitation of Money Market
Quotes setting forth Money Market Margins based on the London
Interbank Offered Rate pursuant to Section 2.3.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Domestic Loan or an Offshore Loan or a Money Market Loan and "Loans" means Domestic Loans or Offshore
Loans or Money Market Loans or any combination of the foregoing.

          "Loan Documents" means this Agreement, the Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith or therewith.

          "London Interbank Offered Rate" means, with respect to any applicable Interest Period, the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Offshore Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Money Market LIBOR Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Material Debt" means (i) Debt (other than the Notes) of the Company or one of its Consolidated Subsidiaries arising under a single indenture, loan agreement or similar document in an aggregate principal amount exceeding $10,000,000, or (ii) Debt (other than the Notes) of the Company and/or one or more of its Consolidated Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $25,000,000.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

          "Material Subsidiary" means at any time, any Subsidiary of the Company which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-K of the Securities and Exchange Commission.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.3(d).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice written to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such loan bearing interest at the Reference Rate pursuant to Section 8.1).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in
Section 2.3(d).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "1994 Agreement" means the Credit Agreement dated as of June 15, 1994, as heretofore or hereafter from time to time amended, modified or supplemented, among the Company, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent.

          "Notes" means the promissory notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice" means a Notice of Borrowing or a Notice of Interest Rate Election, as the case may be.

          "Notice of Borrowing" means a Notice of Committed
Borrowing or a Notice of Money Market Borrowing.

          "Notice of Committed Borrowing" has the meaning set forth in Section 2.2.

          "Notice of Interest Rate Election" has the meaning set forth in Section 2.11.

          "Notice of Money Market Borrowing" has the meaning set forth in Section 2.3(f).

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Offshore Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) and on which dealings are carried on in the applicable offshore dollar interbank market.

          "Offshore Lending Office" means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Offshore Lending Office) or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Offshore Lending Office by notice to the Company and the Agent.

          "Offshore Loan" means (i) a Committed Loan which bears interest at an Offshore Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was an Offshore Loan, or, in the case of each of clauses (i) and (ii), interest or penalty with respect thereto, immediately before it became overdue.

          "Offshore Rate" means a rate of interest determined pursuant to Section 2.7(c).

          "Parent" means, with respect to any Person, any other Person controlling such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.
          "Participant" has the meaning set forth in Section
9.8(d).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Premark FEG" means Premark FEG Corporation, a Delaware corporation, and its successors.

          "Pricing Schedule" means the Schedule attached hereto identified as such.
          "Quarterly Date" means the last day of each January, April, July and October.

          "Reference Banks" means the CD Reference Banks, the
Euro-Dollar Reference Banks or BofA, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Reference Rate" means the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Termination Date" means May 17, 2001.

          "Total Capitalization" means the aggregate of Consolidated Net Worth plus the Debt of the Company and its Consolidated Subsidiaries (without duplication).

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such amount represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA and using the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

          SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

          SECTION 1.3.  Types of Borrowings.  The term
"Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Company pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Offshore Borrowing" is a Borrowing comprised of Offshore Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                ARTICLE II

                                THE CREDITS

          SECTION 2.1. Commitments to Lend. From time to time prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company pursuant to this Section 2.1 from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Company may borrow under this Section, prepay Loans to the extent permitted by Section 2.12, and, subject to the terms and conditions set forth in this Agreement, reborrow at any time prior to the Termination Date.

          SECTION 2.2. Notice of Committed Borrowings. The Company shall give the Agent a notice in the form of Exhibit B hereto (a "Notice of Committed Borrowing") (x) not later than 12:00 p.m. (New York City time) on the date of each Base Rate Borrowing, (y) not later than 10:45 a.m. (New York City time) on the second Domestic Business Day before each CD Borrowing and (z) not later than 10:45 a.m. (New York City time) on the second Offshore Business Day before each Offshore Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or an Offshore Business Day in the case of an Offshore
     Borrowing,
          (ii) the aggregate amount of such Borrowing,

          (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a CD Rate or an Offshore Rate, and

          (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest
     Period.

It is understood that more than one Borrowing may occur on the same day.

          SECTION 2.3.  Money Market Borrowings.

          (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, the Company may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Company. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) Money Market Quote Request. When the Company wishes to request offers to make Money Market Loans under this
Section 2.3, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit C hereto so as to be received no later than 12:00 p.m. (New York City time) on (x) the fourth Offshore Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be an Offshore Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate
     Auction;

          (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000; provided, however, such requested Borrowing, together with the then-outstanding principal amount of all Loans shall not exceed the combined Commitments then in effect;

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute
     Rate.

The Company may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request and may request different aggregate principal amounts (each of which shall be $5,000,000 or a larger multiple of $1,000,000) for each such Interest Period. No Money Market Quote Request shall be given within five Offshore Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request.

          (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by the Company to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d)  Submission and Contents of Money Market Quotes.

          (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 12:00 p.m. (New York City time) on the third Offshore Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (x) fifteen minutes prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) fifteen minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:

               (A)  the proposed date of Borrowing,

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,
               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest
          1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

               (E)  the identity of the quoting Bank.

     A Money Market Quote may set forth up to five separate offers, by the quoting Bank with respect to each Interest
     Period specified in the related Invitation for Money Market
     Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:

               (A)  is not substantially in conformity with
          Exhibit E hereto or does not specify all of the information required by subsection 2.3(d)(ii);

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money
          Market Quotes; or

               (D)  arrives after the time set forth in
          subsection 2.3(d)(i).

          (e) Notice to Company. The Agent shall promptly notify the Company of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection 2.3(d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Invitation to Make Money Market Quotes. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Company. Not later than 1:30 p.m. (New York City time) on (x) the third Offshore Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 11:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.3(e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Money Market Quote in whole or in part; provided that:

          (i)  the aggregate principal amount of each Money
     Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

          (ii) the principal amount of each Money Market
     Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market
     Absolute Rates, as the case may be,

          (iv) the principal amount of all Money Market
     Borrowings plus the aggregate principal amount of other
     Loans then outstanding shall not exceed the then aggregate
     Commitment of the Banks, and

          (v) the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.
          SECTION 2.4.  Notice to Banks; Funding of Loans.

          (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

          (b) Not later than 2:00 p.m. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in San Francisco, California, to the Agent at its address specified in or pursuant to Section 9.1. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address.
          (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Agent may, but shall not be required to, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.5. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.
          (b) Each Bank may, by notice to the Company and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c)  Upon receipt of each Bank's Note pursuant to
Section 3.1(a)(iii), the Agent shall mail such Note to such Bank. Each Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Company with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Notes.
Each Bank is hereby irrevocably authorized by the Company so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.6.  Maturity of Loans.  (a)  Each Committed
Loan shall mature, and the principal amount thereof shall be due and payable on the Termination Date.

          (b)  Each Money Market Loan included in any Money
Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.7. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and on each date a Base Rate Loan is converted to an Offshore Loan or a CD Loan. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.
          (b)  Each CD Loan shall bear interest on the
outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the CD Margin for such day, plus the Adjusted CD Rate applicable to the Interest Period for such Loan and (ii) the rate applicable to Base Rate Loans for such day.

          "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "Adjusted CD Rate" applicable to any Interest
     Period means a rate per annum determined pursuant to the
     following formula:
                    [ CDBR       ] *
          ACDR =    [ ---------- ]   + AR
                    [ 1.00 - DRP ]

          ACDR =    Adjusted CD Rate
          CDBR =    CD Base Rate
           DRP =    Domestic Reserve Percentage
            AR =    Assessment Rate

     ___________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100th of 1%


          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100th of 1%) of the prevailing rates per annum bid at 10:00 a.m. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day the maximum reserve percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, without limitation, any ordinary, marginal, emergency, supplemental, special and other reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding $5,000,000,000 in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or comparable successor assessment risk classification) within the meaning of 12 C.F.R. section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Offshore Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the IBOR Margin for such day plus the applicable IBOR. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          "IBOR Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "IBOR" applicable to any Interest Period means the rate of interest per annum determined by the Agent as the rate at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Offshore Business Days prior to the commencement of such Interest Period.

          (d) Any overdue principal of or interest on any Offshore Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the IBOR Margin for such day plus the applicable IBOR and (ii) the IBOR Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (x) the rate per annum at which one day (or, if such amount due remains unpaid more than three Offshore Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to BofA are offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Offshore Business Days for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.1 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

          (e) Subject to Section 8.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.7(c) as if the related Money Market LIBOR Borrowing were a Committed Offshore Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with
Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Reference Rate for such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Company and the participating Banks by telex or facsimile transmission of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

          SECTION 2.8.  Facility, Arrangement and Agency Fees.

          (a) The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date, on the daily aggregate amount of the Commitments (whether used or unused) and
(ii) from and including the Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily outstanding principal amount of the Loans. Accrued fees under this subsection 2.8(a) shall be payable quarterly on each Quarterly Date and upon the date of termination of the Commitments in their entirety and, if later, the date the Loans shall be repaid in their entirety.

          (b) The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the confidential letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated April 16, 1996.

          SECTION 2.9. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce the Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger multiple thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied ratably to each Bank according to each Bank's Commitment prior to such reduction. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

          SECTION 2.10.  Mandatory Termination of Commitments.
The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.11.  Method of Electing Interest Rates.
(a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Company in the applicable Notice of Committed Borrowing. Thereafter, the Company may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, the Company may elect to convert such Loans to CD Loans as of any Domestic
     Business Day or to Offshore Loans as of any Offshore
     Business Day;

          (ii) if such Loans are CD Loans, the Company may elect to convert such Loans to Base Rate Loans or Offshore Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

          (iii) if such Loans are Offshore Loans, the Company may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Offshore Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Notwithstanding the foregoing, if any Default then exists, the Company shall be deemed to have elected to convert all such Offshore Loans and CD Loans into Base Rate Loans effective as of the last day of the then current Interest Period applicable to such Loans. Each election described in clauses (i), (ii) and
(iii) above shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Offshore Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as Domestic Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Agent at least two Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000.

          (b) Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and
          (iv) if such Loans are to be continued as CD Loans or Offshore Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate
Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Company pursuant to subsection 2.11(a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Company. If the Company fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Committed Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          SECTION 2.12. Optional Prepayments. (a) The Company may, upon at least one Domestic Business Day's notice to the Agent, prepay a Group of Base Rate Loans (or a Money Market Borrowing bearing interest at the Reference Rate pursuant to
Section 8.1) in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

          (b) Subject to Section 2.14, the Company may, upon at least two Domestic Business Day's notice to the Agent, in the case of a Group of CD Loans or upon at least three Offshore Business Days' notice to the Agent, in the case of a Group of Offshore Loans, prepay the Loans comprising such a Group on the last day of any Interest Period applicable to such Group, in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

          (c) Except as provided in subsection 2.12(a) above, the Company may not prepay all or any portion of the principal amount of any Money Market Loans prior to the maturity thereof.

          (d) Upon receipt of a notice of prepayment pursuant to this Section 2.12, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company.
          SECTION 2.13. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 3:00 p.m. (New York City time) on the date when due, in Federal or other funds immediately available in San Francisco, California, to the Agent at its address referred to in Section 9.1. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Offshore Loans shall be due on a day which is not an Offshore Business Day, the date for payment thereof shall be extended to the next succeeding Offshore Business Day unless such Offshore Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Offshore Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not an Offshore Business Day, the date for payment thereof shall be extended to the next succeeding Offshore Business Day unless such Offshore Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Offshore Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, but shall not be required to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.14. Funding Losses. If the Company makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to
Article VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.7(d), or if the Company fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a) or 2.12(d), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or committed Participant in the related
Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to the Company a certificate containing a computation in reasonable detail of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. For purposes of this Section 2.14, each Bank may compute its losses or expenses as if each Fixed Rate Loan made by such Bank was funded by or on behalf of such Bank by a deposit corresponding in amount and maturity to such Fixed Rate Loan.

          SECTION 2.15. Computation of Interest and Fees. Interest based on the Reference Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.16. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          SECTION 2.17. Regulation D Compensation. Each Bank may require the Company to pay, contemporaneously with each payment of interest on the Offshore Loans, additional interest on the related Offshore Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of
(i)(A) the applicable IBOR divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable IBOR. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Agent, in which case such additional interest on the Offshore Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Offshore Business Days after the giving of such notice and (y) shall notify the Company at least five Offshore Business Days prior to each date on which interest is payable on the Offshore Loans of the amount then due it under this Section.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Offshore Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).


                                ARTICLE III

                                CONDITIONS

          SECTION 3.1.  Effectiveness; Termination of 1994
Agreement. (a) This Agreement shall become effective on the date that each of the following conditions shall have been satisfied
(or waived in accordance with Section 9.6):

          (i) receipt by the Agent of a payoff letter executed by the "Agent" under the 1994 Agreement indicating the amount(s) necessary (A) to pay in full as of the Effective Date all loans, accrued interest and other amounts outstanding under the 1994 Agreement (except principal of and accrued interest on outstanding "Money Market Loans" under the 1994 Agreement made by Banks parties to this Agreement) and (B) to terminate all commitments thereunder;

          (ii) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (iii) receipt by the Agent of evidence satisfactory to the Agent of payment after the date hereof of a cash dividend by Dart to the Company of not less than $184,900,000 (the "Dart Dividend");

          (iv) receipt by the Agent of evidence satisfactory to the Agent that the spinoff of Dart more fully described on
     Schedule 3.1(iv) hereto shall be effective on terms and conditions substantially similar to, and in any event, no less favorable to the Borrower than, the terms and conditions set forth on Schedule 3.1(iv) (including, without limitation, an opinion of counsel to Dart, in the form attached as Exhibit I, addressing the effectiveness of such transaction and such other matters as the Agent shall reasonably request);
          (v) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.5;

          (vi) receipt by the Agent of the opinions of Wachtell, Lipton, Rosen & Katz, special counsel to the Company, and of John M. Costigan, Senior Vice President and General Counsel for the Company, substantially in the form of Exhibit F, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (vii) receipt by the Agent of a certificate, dated the Effective Date, signed by the chief financial officer, the chief accounting officer, or the treasurer of the Company to the effect set forth in clauses (c) and (d) of Section 3.2 (without regard to the exception in clause (d) thereof);

          (viii) receipt by the Agent of a written consent reasonably acceptable to the Agent from the requisite banks party to the 1994 Agreement agreeing to (i) the waiver of the notice periods for prepayments and termination of the "Commitments" thereunder as set forth in Sections 2.12 and
     2.9 thereof, (ii) the payment of the Dart Dividend, and
     (iii) waiver of any defaults resulting solely from the consummation of the transactions described on Schedule 3.1(iv) hereto; and

          (ix) receipt by the Agent of all documents it may reasonably request prior to the date hereof relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent (and which shall include, without limitation, good standing certificates and an incumbency certificate for the Company as well as certified copies of the Company's certificate of incorporation, bylaws and resolutions adopted in connection with the transactions contemplated hereby);

provided, that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied or waived in accordance with Section 9.6 on or before July 31, 1996. The Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

          (b) The Company and the Banks which are parties to the 1994 Agreement hereby agree that the commitments under the 1994
Agreement shall terminate upon the Effective Date.

          (c) Each "Money Market Loan" outstanding under the 1994 Agreement made by a Bank party to this Agreement shall on and after the Effective Date be deemed to be a Money Market Loan made hereunder, with a maturity and interest rate as determined under the 1994 Agreement.

          SECTION 3.2.  Borrowings.  The obligation of any Bank
to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, as the case may be;

          (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

          (d) the fact that the representations and warranties of the Company contained in this Agreement (except the representations and warranties set forth in Sections 4.4(b), 4.4(c), 4.5(i) and 4.7) and the other Loan Documents shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section
3.2. An election by the Company to change or continue the type of interest rate borne by a Loan, pursuant to Section 2.11, is not a Borrowing subject to the requirements of this Section.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES
          The Company represents and warrants that:

          SECTION 4.1. Corporate Existence and Power.  The
Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the other Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.
          SECTION 4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and each of the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          SECTION 4.4.  Financial Information.

          (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 30, 1995 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Price Waterhouse and set forth in the Company's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the fiscal year then ended.

          (b) Except as disclosed in the Company's 1995 Form 10-K, since December 30, 1995, there has been no material adverse change in the business, financial position, results of operations or prospects of the company and its Consolidated Subsidiaries, considered as a whole.

          (c)  Except as disclosed in the Company's 1995 Form
10-K, the Company and its Consolidated Subsidiaries have no material Debt or other material liabilities, direct or contingent, including liabilities for taxes, material commitments and Guarantees.

          SECTION 4.5. Litigation. Except as disclosed in the Company's 1995 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision (i) which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or (ii) which in any manner draws into question the validity of this Agreement or any other Loan Document.

          SECTION 4.6. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.7. Environmental Matters. Except as disclosed in the Company's 1995 Form 10-K, there are no matters or activities involving the Company or its Consolidated Subsidiaries in respect of Environmental Laws which the Company reasonably believes will have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.8. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or payments in lieu of taxes are, in the opinion of the Company, adequate.

          SECTION 4.9. Subsidiaries. Each of the Company's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.10.  Not an Investment Company.  The Company
is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.11. Compliance with Laws. The nature and transaction of the Company's and its Subsidiaries' respective businesses and operations and the use of their respective properties and assets, including, but not limited to, any real estate owned or occupied by the Company or any of its Subsidiaries, do not and during the term of the Loans shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, environmental, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement covenant, condition or restriction, whether recorded or not, except where such conflict or waiver could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole or on the Company's ability to perform its obligations hereunder or under the other Loan Documents.

          SECTION 4.12. Full Disclosure. All written information heretofore furnished by the Company to the Agent or any Bank for purposes of or in connection with this Agreement and any other Loan Document is, and all such information hereafter furnished by the Company to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts which, in the reasonable judgment of the Company, materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or any other Loan Document.


                                 ARTICLE V

                                 COVENANTS

          The Company agrees that, so long as any Bank has any Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:
          SECTION 5.1. Information. The Company will deliver to each of the Banks:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified as to fairness of presentation and conformity with generally accepted accounting principles by Price Waterhouse or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and the related consolidated statement of cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and conformity with generally accepted accounting principles by the chief financial officer, the chief accounting officer or the treasurer of the Company;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.4, 5.5, 5.6(b), 5.6(c), 5.6(i) and 5.6(k) on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists., setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a report of the firm of independent public accountants which reported on such statements that provides negative assurance regarding compliance with Sections 5.4, 5.5, 5.6(b), 5.6(c), 5.6(i) and 5.6(k), insofar as such Sections relate to accounting matters;

          (e) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) within the respective time frames specified in clauses (a) and (b) above, reports on Forms 10-K and 10-Q (or their equivalents), and promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Form 8-K (or its equivalent) which the Company shall have filed with the Securities and Exchange Commission;
          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;
     (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

          (i) from time to time such additional information regarding the financial position or business of the Company and its Consolidated Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.2.  Maintenance of Property; Insurance.  (a)
The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company will maintain, and will cause each Subsidiary to maintain (either in the name of the Company or in such Subsidiary's own name), with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

          SECTION 5.3.  Preservation of Corporate Existence, Etc.
The Company shall, and shall cause each Material Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises in the normal conduct of its business except where the failure to preserve or maintain such governmental rights, privileges, qualifications, permits, licenses and franchises could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole or on the Company's ability to perform its obligations hereunder or under the other Loan Documents;

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill, except where the failure to preserve its business organization and goodwill could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole or on the Company's ability to perform its obligations hereunder or under the other Loan Documents; and
          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 5.4. Debt. (a) Consolidated Debt will at no time exceed 50% of Total Capitalization.

          (b)  The Company shall not permit any of its
Consolidated Subsidiaries to incur, assume or suffer to exist any Debt or to issue any preferred stock, except:

          (i) Debt payable to or preferred stock owned by the Company or a Wholly-Owned Consolidated Subsidiary;

          (ii) Debt of any corporation existing at the time such corporation becomes a Consolidated Subsidiary and not incurred or assumed in contemplation of such event;

          (iii) Debt of any corporation existing at the time such corporation is merged into a Consolidated Subsidiary and not incurred or assumed in connection with such event;

          (iv) Debt secured by Liens permitted by Section 5.6(f);
     and

          (v) Debt and preferred stock of the Company's Subsidiaries in an aggregate principal amount at any time outstanding, in addition to the Debt of such Subsidiaries permitted by clauses (b)(i) through (b)(iv) above, not to exceed the higher of (a) $100,000,000 and (b) 11% of Consolidated Total Assets, at such time.

          SECTION 5.5.  Minimum Consolidated Net Worth.
Consolidated Net Worth will at no time be less than $550,000,000.

          SECTION 5.6. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date hereof securing Debt outstanding on the date hereof in an aggregate principal amount not exceeding $25,000,000;

          (b) Liens hereafter created or assumed securing obligations in respect of tax exempt revenue bonds not exceeding $25,000,000 in aggregate principal amount at any one time outstanding;

          (c) any Lien on any asset securing Debt hereafter incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that (i) such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof and (ii) the aggregate principal amount of Debt secured by all such Liens at any one time outstanding shall not exceed $50,000,000;

          (d) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated
     Subsidiary and not created in contemplation of such event;

          (e) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into a Consolidated Subsidiary and not created in contemplation of such event;

          (f) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated
     Subsidiary and not created in contemplation of such acquisition;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this
     Section 5.6, provided that such Debt is not increased and is not secured by any additional assets other than fixed improvements constructed on real estate previously subject to a Lien securing such Debt;

          (h) Liens incidental to conduct of its business or the ownership of its assets which (i) do not secure Debt and
     (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i) Liens arising from capital leases entered into by the Company or a Subsidiary of the Company as part of a sale and leaseback transaction; provided that the aggregate principal amount of Debt secured by such Liens at any time outstanding shall not exceed $70,000,000;
          (j)  Liens securing Debt permitted by Section
     5.4(b)(i); and

          (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed
     $25,000,000.

          SECTION 5.7. Consolidations, Mergers and Sales of Assets. The Company will not (i) consolidate or merge with or into any other Person, (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person or (iii) sell or transfer all or any portion of its account receivables (other than sales of account receivables at any one time having an aggregate value of not more than $100,000,000). Notwithstanding the foregoing, the Company may merge or consolidate with a Subsidiary, provided that the surviving entity in any such transaction shall assume, by operation of law or in a writing reasonably satisfactory to the Banks, the obligations hereunder of all parties to such transaction (it being understood that the surviving entity in any such transaction shall be treated as the "Company" for all purposes of this Agreement).

          SECTION 5.8. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used for general corporate purposes, including (i) payments of the face amount of commercial paper when due and (ii) acquisitions of the assets or stock of another Person. None of such proceeds will be used in violation of any applicable law.

          SECTION 5.9. Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof as set forth in Schedule 5.9 hereto and natural extensions thereof.


                                ARTICLE VI

                                 DEFAULTS
          SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Company shall fail to pay when due any principal of any Loan, or shall fail to pay within five
     Domestic Business Days any interest or commitment or facility fees payable hereunder;

          (b) the Company shall fail to observe or perform any covenant contained in Section 5.4, 5.5, 5.6 or 5.7;

          (c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clause (a), (b) or (c) above) for 30 days after notice thereof has been given to the Company by the Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Company in this Agreement, any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
          (h) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

          (j) a single judgment or order for the payment of money in excess of $25,000,000 or judgments or orders for the payment of money in excess of $40,000,000 in the aggregate shall be rendered against the Company or any Material Subsidiary and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 45 days;

          (k) (i) the Company shall, or any Subsidiaries of the Company shall, without the written consent of the Agent and the Required Banks, sell, convey, transfer, or otherwise dispose of (whether in one transaction or in a series of transactions), or agree to any of the foregoing, all or substantially all of the assets of Premark FEG or Wilsonart International, Inc. (whether now owned or hereafter acquired) to or in favor of any Person or (ii) Premark FEG or Wilsonart International, Inc. shall cease to be a Wholly-Owned Consolidated Subsidiary; and

          (l) the occurrence of a Change in Control;

then, and in every such event, the Agent shall (i) if requested by Banks having at least 51% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing having at least 51% in aggregate principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company, without any notice to the Company or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

          SECTION 6.2. Notice of Default. The Agent shall give notice to the Company under Section 6.1(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                ARTICLE VII

                                 THE AGENT

          SECTION 7.1. Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to Section 7.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          SECTION 7.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          SECTION 7.3. Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.
          SECTION 7.4. Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 3.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

          SECTION 7.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be requested by the Banks in accordance with Article VI; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.
          SECTION 7.6. Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Company which may come into the possession of any of the Agent-Related Persons.
          SECTION 7.7. Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

          SECTION 7.8. Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

          SECTION 7.9. Successor Agent. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company (which shall be required only when both
(i) no Event of Default has occurred and been continuing for thirty (30) or more days and (ii) the Commitments have not been terminated in accordance with Section 6 hereof.) If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII and Sections 9.3 and 9.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

          SECTION 7.10. Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Internal Revenue Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of Internal Revenue Service Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of Internal Revenue Service Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                (iii) such other form or forms as may be required under the Internal Revenue Code or other laws of the United
     States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing Internal Revenue Service Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's Internal Revenue Service Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing Internal Revenue Service Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Internal Revenue Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Internal Revenue Code, without reduction.

          (e) If the Internal Revenue Service or any other governmental authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                               ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES

          SECTION 8.1.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Offshore Loan or Money Market
LIBOR Loan:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of CD Loans or Offshore Loans, Banks having at least 51% of the aggregate principal amount of the affected Loans advise the Agent that the Adjusted CD Rate or the IBOR, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Offshore Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist,
(i) the obligations of the Banks to make CD Loans or Offshore Loans, as the case may be, or to convert outstanding Loans into CD Loans or Offshore Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Offshore Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Company notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Reference Rate for such day.
          SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Offshore Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Offshore Lending Office) to make, maintain or fund its Offshore Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Offshore Loans, or to convert outstanding Loans into Offshore Loans, shall be suspended.
Before giving any notice to the Agent pursuant to this Section 8.2, such Bank shall designate a different Offshore Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Offshore Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Offshore Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or
(b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.
          SECTION 8.3. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (other than any such request or directive which merely requires compliance with a law, rule or regulation as in effect and interpreted and administered on the date hereof):

          (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirements imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Offshore Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.17), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the applicable interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect thereto, by an amount deemed by such Bank to be material, then within 15 days after demand by such Bank (with a copy to the Agent), the Company shall, subject to clause (c) below, pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, on or after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (other than any such request or directive which merely requires compliance with a law, rule or regulation as in effect and interpreted and administered on the date hereof), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall, subject to clause (c) below, pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.3 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the basis for and computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding clauses (a) and (b) above, the Company shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than 90 days prior to the date on which such Bank notifies the Agent and the Company that it proposes to demand such compensation and identifies to the Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Bank did not know, and could not reasonably have been expected to know, that such amount would arise or accrue.
          SECTION 8.4. Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Offshore Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) and the Company shall, by at least five Offshore Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Offshore Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its CD Loans or Offshore Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Offshore Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Offshore Loans of the other Banks.

          SECTION 8.5. Election of Company to Terminate or Substitute Banks. If (i) the obligation of any Bank to make Offshore Loans has been suspended pursuant to Section 8.2, (ii) any Bank has demanded compensation under Section 2.17 or 8.3,
(iii) any Bank shall become, or a substantial part of the property of any Bank shall become, the subject of any receivership, conservatorship, insolvency, reorganization or similar proceeding (a "Bank Proceeding") or (iv) any Bank shall default on its commitment to lend hereunder (a "Bank Default"), the Company

          (a) may elect to terminate this Agreement as to such Bank, and in connection therewith not to borrow any Base Rate Loan provided for in Section 8.2 or to prepay any Base Rate Loan made pursuant to Section 8.2 or 8.4, provided that the Company: (x) notify such Bank through the Agent of such election at least three Offshore Business Days before any date fixed for such borrowing or such prepayment, as the case may be, (y) repay all of such Bank's outstanding Loans, on at least three Offshore Business Days' notice, not later than the end of the respective Interest Periods applicable thereto or as otherwise required by Section 8.2 and (z) reimburse such Bank for the amount it is entitled to receive under section 2.14, provided further that in the case of a Bank Proceeding or a Bank Default, the Company shall not be required to pay any outstanding Loan to such Bank on any date prior to the date that the Group of which such Loan comprises a part is repaid in full; and
          (b) shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Notes and assume the Commitment of such Bank, and in such case such Bank shall be entitled to receive, from the purchasing bank or banks or the Company, the amount it would have been entitled to receive under Section 2.14 if its Notes were prepaid rather than purchased.

Upon receipt by the Agent of the notice referred to in
Section 8.5(a) above, the Commitment of such Bank shall terminate and, if such notice shall relate to a Bank Proceeding, such Bank shall cease to have any voting rights with respect to any matters arising hereunder.


                                ARTICLE IX

                               MISCELLANEOUS

          SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VI shall not be effective until received.

          SECTION 9.2. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.3.  Costs and Expenses.  The Company shall:
(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and
          (b) pay or reimburse the Agent, the Arranger and each Bank within five Domestic Business Days after demand for all costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).
          SECTION 9.4. Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any Loan Document, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 9.4 shall survive payment of all other Obligations.

          SECTION 9.5. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Debt of the Company other than its Debt under the Notes. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

          SECTION 9.6. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

          (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 6.1);

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;
          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

          (e) amend this Section, or Section 9.5, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

In the event that the effective adoption of any waiver or amendment hereunder depends upon the validity or enforceability of the last sentence of Section 8.5, but only in the case of a Bank Proceeding, the Agent may require an opinion of counsel satisfactory to it as to such matter as a condition to the effectiveness of such waiver or amendment.

          SECTION 9.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

          SECTION 9.8. Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company (which shall be required only when both (i) no Event of Default has occurred and been continuing for thirty (30) or more days and
(ii) the Commitments have not been terminated in accordance with
Section 6 hereof) and the Agent, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank or to a Federal Reserve Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000 and incremental amounts of $1,000,000 in excess thereof; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until: (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit G ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and
(iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $2,500.
          (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent and, to the extent necessary, received the Company's consent, with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank hereunder and under the other Loan Documents, and (ii) the assignor Bank shall, to the extent that all rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Domestic Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, and provided that it consents to such assignment in accordance with clause (a) of this Section 9.8, to the extent so required, the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 9.6. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 8.3 and 9.4 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          (f) If any Reference Bank assigns its Notes to a Person which is not an Affiliate, the Company may, in consultation with the Agent and with the consent of the Required
Banks, appoint another bank to act as a Reference Bank hereunder.

          (g) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.2 or 8.3 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 9.9. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.10.  Governing Law.  (a)  This agreement and
the notes shall be governed by, and construed in accordance with, the law of the State of Illinois; provided that the agent and the banks shall retain all rights arising under federal law.

          (b) Any legal action or proceeding with respect to this agreement or any other loan document may be brought in the courts of the State or Illinois or of the United States for the Northern District of Illinois, and by execution and delivery of this agreement, each of the Company, the Agent and the Banks consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Company, the Agent and the Banks irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The Company, the Agent and the Banks each waive personal service of any summons, complaint or other process, which may be made by any other means permitted by Illinois law.

          SECTION 9.11. Waiver of Jury Trial. The Company, the Banks and the Agent each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or any Agent-related person, participant or assignee, whether with respect to contract claims, tort claims, or otherwise. The Company, the Banks and the Agent each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or the other Loan Documents or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement and the other Loan Documents.

          SECTION 9.12. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 9.13. Confidentiality. The Agent and each of the Banks agree to keep confidential any financial information delivered by the Company hereunder which the Company clearly indicates in writing to be confidential information; provided that nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to the Agent or any Bank, (ii) to any Affiliate of the Agent or any Bank or any actual or potential purchaser, participant, assignee or transferee of any Bank's rights or obligations hereunder or under any Note that agrees in writing to be bound by this Section 9.13, (iii) upon order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having (or claiming) jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party, (vii) in connection with the exercise of any remedy hereunder, (viii) to the certified public accountants or legal counsel for any Bank (on a confidential basis) or (ix) as otherwise expressly contemplated by this Agreement.

                               *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              PREMARK INTERNATIONAL, INC.


                              By
                                   Title:
                              1717 Deerfield Road
                              Deerfield, Illinois 60015
                              Facsimile number:



Commitment
$24,000,000                   BANKERS TRUST CO.


                              By
                                 Title:

                              Domestic and Offshore Lending
                              Offices:

                              130 Liberty Street
                              New York, New York  10006

                              Primary Credit Contact:

                                 Attention: Katherine A. Judge
                                 Telephone: (212) 250-4969
                                 Facsimile: (212) 669-1570

                              Primary Operational Contact:

                                 Attention: Aileen Mosier
                                 Telephone: (212) 250-6968
                                 Facsimile: (212) 250-7351
Commitment

$24,000,000                   THE FIRST NATIONAL BANK OF CHICAGO


                              By
                                 Title:

                              Domestic and Offshore Lending
                              Offices:

                              One First National Plaza
                              Suite 0364/1-10
                              Chicago, Illinois  60670

                              Primary Credit Contact:

                                 Attention: Martha F. McGuire
                                 Telephone: (312) 732-7093
                                 Facsimile: (312) 732-1712

                              Primary Operational Contact:
                                 Attention: Mattie Reed
                                 Telephone: (312) 732-5219
                                 Facsimile: (312) 732-4840
Commitment

$24,000,000                   CHEMICAL BANK


                              By
                                 Title:





                              Domestic and Offshore Lending
                              Offices:

                              270 Park Avenue
                              New York, New York  10017
                              Primary Credit Contact:

                                 Attention: Cynthia R. Berkshire
                                 Telephone: (312) 807-4029
                                 Facsimile: (312) 346-9310

                              Primary Operational Contact:

                                 Attention: Tom Brennan
                                 Telephone: (212) 622-1436
                                 Facsimile: (212) 622-0130
Commitment

$24,000,000                   ROYAL BANK OF CANADA


                              By
                                 Title:

                              Domestic and Offshore Lending
                              Offices:

                              Financial Square
                              23rd Floor
                              Attention:  Credit Administration
                              New York, New York  10005-3531

                              Primary Credit Contact:

                                 Attention: Molly Drennan
                                 Telephone: (312) 551-1615
                                 Facsimile: (312) 551-0805

                              Primary Operational Contact:

                                 Attention: Linda Smith
                                 Telephone: (212) 428-6323
                                 Facsimile: (212) 428-2372
Commitment
$24,000,000                   THE FUJI BANK, LIMITED


                              By
                                 Title:

                              Domestic and Offshore Lending
                              Offices:

                              225 W. Wacker Drive
                              Suite 2000
                              Chicago, Illinois 60611

                              Primary Credit Contact:

                                 Attention: Lee Prewitt
                                 Telephone: (312) 419-3666
                                 Facsimile: (312) 621-0539

                              Primary Operational Contact:

                                 Attention: Mr. Vir Guiang
                                 Telephone: (312) 621-3385
                                 Facsimile: (312) 621-0539
Commitment

$24,000,000                   MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK

                              By
                                 Title:

                              Domestic and Offshore Lending
                              Offices:

                              Morgan Guaranty Trust Company of
                              New York
                              Attention:  Module 21
                              New York, New York _____

                              Primary Credit Contact:

                                 Attention: Charles H. King
                                 Telephone: (212) 648-7138
                                 Facsimile: (212) 648-5336

                              Primary Operational Contact:

                                 Attention: Beth Cesari
                                 Telephone: (302) 634-1857
                                 Facsimile: (302) 634-1091
Commitment

$24,000,000                   COMMERZBANK AKTIENGESELLSCHAFT,
                              CHICAGO BRANCH

                              By
                                 Title:

                              Domestic Lending Office:

                              311 South Wacker Drive
                              Suite 5800
                              Chicago, Illinois 60606

                              Offshore Lending Office:

                              COMMERZBANK AG, Grand Cayman Branch
                              c/o Chicago Branch
                              311 South Wacker Drive
                              Suite 5800
                              Chicago, Illinois 60606

                              Primary Credit Contacts:

                                 Attention: William Brent
                                            Peterson
                                 Telephone: (312) 408-6913
                                 Facsimile: (312) 435-1486

                                 Attention: Paul Karlin
                                 Telephone: (312) 408-6931
                                 Facsimile: (312) 408-1486
                              Primary Operational Contact:

                                 Attention: John Dobler
                                 Telephone: (212) 266-7565
                                 Facsimile: (212) 266-7593
Commitment

$24,000,000                   CREDIT LYONNAIS CHICAGO BRANCH


                              By
                                 Title:

                              Domestic and Offshore Lending
                              Offices:

                              227 W. Monroe
                              Suite 3800
                              Chicago, Illinois 60606

                              Primary Credit Contacts:

                                 Attention: David Payne
                                 Telephone: (312) 220-7310
                                 Facsimile: (312) 641-0527

                                 Attention: Helen Dimitriou
                                 Telephone: (312) 220-7312
                                 Facsimile: (312) 641-0527

                              Primary Operational Contact:

                                 Attention: Rosette Liptak
                                 Telephone: (312) 220-7319
                                 Facsimile: (312) 641-5834
Commitment

$24,000,000                   THE NORTHERN TRUST COMPANY


                              By
                                 Title:

                              Domestic and Offshore Lending
                              Offices:

                              50 South LaSalle Street
                              Chicago, Illinois 60675

                              Primary Credit Contact:

                                 Attention: Sidney Dillard
                                 Telephone: (312) 444-3118
                                 Facsimile: (312) 444-5055

                              Primary Operational Contact:

                                 Attention: Linda Honda
                                 Telephone: (312) 444-3532
                                 Facsimile: (312) 630-1566
Commitment
$34,000,000                   BANK OF AMERICA ILLINOIS


                              By
                                 Title:

                              Domestic and Offshore Lending
                              Offices:

                              231 South LaSalle Street
                              Chicago, Illinois 60697

                              Primary Credit Contact:

                                 Attention: William Sweeney
                                 Telephone: (312) 828-1843
                                 Facsimile: (312) 987-1276
                              Primary Operational Contact:

                                 Attention: Pam Quebbeman
                                 Telephone: (312) 828-3586
                                 Facsimile: (312) 974-9626





Total Commitments

$250,000,000



                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Agent



                              By
                                 Title:

                              1455 Market Street
                              12th Floor
                              San Francisco, California  94103

                              Attention:  Alice Zane
                              Telephone:  (415) 436-2767
                              Facsimile:  (415) 436-2700


                          SCHEDULES AND EXHIBITS


Schedule 3.1(iv)    -    Dart Spinoff
Schedule 5.9        -    Lines of Business


Exhibit A -    Note
Exhibit B -    Notice of Committed Borrowing
Exhibit C -    Money Market Quote Request
Exhibit D -    Invitation for Money Market Quotes
Exhibit E -    Money Market Quote
Exhibit F -    Opinion of Counsel for the Company
Exhibit G -    Assignment and Acceptance Agreement
Exhibit H -    Purchase/Leaseback Transaction Summary
Exhibit I -    Opinion of Counsel for Dart (Spinoff)


SCHEDULE 3.1 (iv)

DART SPIN-OFF


     For a description of the spin-off of Dart reference is made to the Form 10 filed by Tupperware Corporation with the Securities and Exchange Commission on March 4, 1996, as amended, copies of which have heretofore been delivered to the Agent and each Bank.



SCHEDULE 5.9

PREMARK LINES OF BUSINESS



FOOD EQUIPMENT GROUP

The Food Equipment Group and its subsidiaries engage in the manufacture and sale of commercial food preparation, cooking, storage, refrigeration and cleaning equipment. The Group's operations are international in scope.
Its products are sold to the retail food industry and to the foodservice industry, and are distributed through company owned operations, distributors, dealers and licensing arrangements. The Group maintains service networks for the markets in which it sells.

DECORATIVE PRODUCTS GROUP

Wilsonart, Florida Tile and Hartco make up the Decorative Products Group. Wilsonart manufactures and sells decorative plastic laminate products used for numerous interior surfacing applications, including cabinetry, countertops, vanities, store fixtures, flooring, and furniture. In addition, Wilsonart manufactures and sells a solid surfacing product, contact adhesives, metallic surfacings, decorative edge moldings, and solid surfacing veneer. Its products are used in new construction and remodeling in residential and commercial markets. The products are sold through distributors and directly to other equipment manufacturers. Wilsonart is expanding its distribution and manufacturing outside the U.S.

Florida Tile manufactures glazed ceramic wall and floor tile products for residential and commercial uses. Tile products are marketed through company-owned and independent distributors. A small portion of Florida Tile's sales are exports. Florida Tile also imports foreign-produced tile products.

Hartco manufactures and distributes prefinished and unfinished flooring, wood moldings, installation adhesives, and a full line of floor care products for residential and commercial applications. These products are marketed to a nationwide network of independent wholesale floor covering distributors, home improvement store chains, and retail buying groups. A small portion of Hartco's sales are exports.

CONSUMER PRODUCTS GROUP

The Consumer Products Group consists of West Bend and Precor. West Bend manufactures and sells small electric appliances such as bread makers, electric skillets, slow cookers, woks, corn poppers, beverage makers, electronic timers, and high-quality stainless steel cookware. The small appliances are sold primarily in the United States and Canada, directly to mass merchandisers, department stores, hardware stores, warehouse clubs, and catalog showrooms. The stainless steel cookware is sold to consumers by independent distributors through dinner parties and by other direct sales methods, and enjoys substantial international sales. West Bend also manufactures and sells water purification systems primarily for residential use.

Precor manufactures physical fitness equipment such as treadmills, stationary bicycles, and low-impact climbers. Precor equipment is sold primarily through specialty fitness equipment retail stores and high-end sporting goods and bicycle stores in the United States and Canada, and is expanding into international markets. Precor products have been primarily for home use, but in recent years the company has entered the fitness club market.



                                                      EXHIBIT A

                                   NOTE
                                                  Chicago, Illinois
                                                       May __, 1996

          For value received, Premark International, Inc., a Delaware corporation (the "Company"), promises to pay to the order of ______________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Bank of America National Trust and Savings Association, ____________, San Francisco, California.

          All loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the Credit Agreement dated as of May __, 1996 among the Company, the banks listed on the signature pages thereof and Bank of America National Trust and Savings Association, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                                   PREMARK INTERNATIONAL, INC.

                                   By:

                                        Title:

                               Note (cont'd)


                      LOANS AND PAYMENTS OF PRINCIPAL



               Amount of           Principal      Notation
     Date      Loan                Repaid         Made By






                                                          EXHIBIT B

                   Form of Notice of Committed Borrowing


Date:                     , 199


To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Credit Agreement dated as of May __, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Premark International, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

The undersigned, Premark International, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.2 of the Credit Agreement, of the Borrowing specified below:

1.   The [Offshore][Domestic] Business Day of the proposed
Borrowing is              , 19  .
2.   The aggregate amount of the proposed Borrowing is $        .

3.   The Borrowing is to be comprised of $             of [Base
Rate] [CD Rate] [Offshore Rate] Loans.

4.   The duration of the Interest Period for the [CD Rate Loans]
[Offshore Rate Loans] included in the Borrowing shall be [
days] [       months].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the Company contained in Article IV of the Credit Agreement are true and correct as though made on and as of such date (except with respect to the representations and warranties set forth in Sections 4.4(b), 4.4(c), 4.5(i) and 4.7);

          (b) no Default has occurred and is continuing, or would result from such proposed Borrowing; and

          (c) the proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                              PREMARK INTERNATIONAL, INC.



                              By:

                              Title:




                 FORM OF NOTICE OF INTEREST RATE ELECTION

Date:                     , 199

To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Credit Agreement dated as of May __, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Premark International, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

The undersigned, Premark International, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.11 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.   The effective date of the [conversion] [continuation] of the
Loans specified herein is              , 19   (the
"Conversion/Continuation Date".

2.   The aggregate amount of the Loans to be [converted]
[continued] is $                   .
3. The Loans are to be [converted into] [continued as] [CD Rate] [Offshore Rate] [Base Rate] Loans.

4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [
days] [       months].

The undersigned hereby certifies on the date hereof, and as of the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom, no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                              PREMARK INTERNATIONAL, INC.



                              By:

                              Title:


                                                          EXHIBIT C

                    Form of Money Market Quote Request

                                                             [Date]

To:       Bank of America National Trust and Savings Association
               (the "Agent")

From:     Premark International, Inc.

Re: Credit Agreement dated as of May __, 1996 (as the same may be amended from time to time, the "Credit Agreement") among the Company, the Banks listed on the signature pages thereof and the Agent

          We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:

Principal Amount*        Interest Period**
$

          Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Terms used herein have the meanings assigned to them in the Credit Agreement.

                                   PREMARK INTERNATIONAL, INC.


                                   By
                                        Title:



*  Amount must be $          or a larger multiple of $      .

** Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.
                                                          EXHIBIT D
                Form of Invitation for Money Market Quotes


To:       [Name of Bank]

Re:       Invitation for Money Market Quotes
            to Premark International, Inc.
            (the "Company")


          Pursuant to Section 2.3 of the Credit Agreement dated as of May __, 1996 (as the same may be amended from time to time, the "Credit Agreement) among the Company, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Company to invite you to submit Money Market Quotes to the Company for the following proposed Money Market Borrowing(s):

Date of Borrowing:


Principal Amount         Interest Period

$

          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.] Capitalized terms used herein without definition have the meanings set forth in the Credit Agreement.

          Please respond to this invitation by no later than [12:00 p.m.] [10:00 a.m.] (New York City time) on [date].

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as
                                   Agent



                                   By
                                        Authorized Officer

                                                      EXHIBIT E

                        Form of Money Market Quote


To:  Bank of America National Trust and
       Savings Association, as Agent

Re:  Money Market Quote to
     Premark International, Inc.
     (the "Company")


          In response to your invitation on behalf of the Company
dated             , 19  , we hereby make the following Money Market
Quote on the following terms:

1.   Quoting Bank:
2.   Person to contact at Quoting Bank:


3.   Date of Borrowing:                             *
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following interests Periods and at the following rates:


Principal      Interest     Money Market
 Amount **     Period***    [Margin****]     [Absolute Rate*****]

$

$

     [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not
     exceed $          .]**



*  As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceed the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

                    (notes continued on following page)
          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of May __, 1996 (as the same may be amended from time to time, the "Credit Agreement) among the Company, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein without definition have the meanings set forth in the Credit Agreement.


                                        Very truly yours,

                                        [NAME OF BANK]


Dated:                                  By:
                                             Authorized Officer



*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                        EXHIBIT F

                                OPINION OF
                          COUNSEL FOR THE COMPANY


                                                   [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Bank of America National Trust
  and Savings Association, as Agent
[Address]

Dear Sirs:

          We have acted as counsel for Premark International, Inc. (the "Company") in connection with the Credit Agreement (the "Credit Agreement") dated as of May __, 1996 among the Company, the banks listed on the signature pages thereof and Bank of America National Trust and Savings Bank, as Agent. This opinion is being rendered to you pursuant to Section 3.1(a)(vi) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          3. The Credit Agreement constitutes a valid and binding agreement of the Company and the Notes constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          4. Except as disclosed in the Company's 1995 Form 10-K, there is no action, suit or proceeding pending against, or to our knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement or the Notes.

          5. Each of the Company's Material Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          We are members of the Bar of the State of Illinois and the foregoing opinion is limited to the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.


                                   Very truly yours,

                                                          EXHIBIT G


                    ASSIGNMENT AND ACCEPTANCE AGREEMENT


          AGREEMENT dated as of             , 19   among [ASSIGNOR]
(the "Assignor"), [ASSIGNEE] (the "Assignee"), PREMARK
INTERNATIONAL, INC. (the "Company") and BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent").

                            W I T N E S S E T H

          WHEREAS, this Assignment and Acceptance Agreement (the "Agreement") relates to the Credit Agreement dated as of May __, 1996 (as the same may be amended from time to time, the "Credit Agreement") among the Company, the Assignor and the other Banks party thereto, as Banks, and the Agent;

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Company in an aggregate principal amount at any time outstanding not to
exceed $             ;
          WHEREAS, Committed Loans made to the Company by the Assignor under the Credit Agreement in the aggregate principal
amount of $            are outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount
equal to $             (the "Assigned Amount"), together with a
corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
          SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an
amount equal to $            .  It is understood that facility
fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee.
Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          [SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 9.8 of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 9.8 the Company agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and acceptance provided for herein.]

          SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of the Company in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

          SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

          SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]
                                   By
                                        Title:

                                   [ASSIGNEE]

                                   By
                                        Title:


                                   [PREMARK INTERNATIONAL, INC.


                                   By
                                        Title:]


                                   BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION, as
                                     Agent

                                   By
                                        Title:

                                                       EXHIBIT H


                  PURCHASE/LEASEBACK TRANSACTION SUMMARY

     In December 1991, Premark International, Inc. ("Premark"), through two of its subsidiaries, entered into a purchase/leaseback transaction with a leasing company (the "seller"). Premark purchased certain computer equipment totalling $35.85 million and immediately leased the equipment back to the seller for 66 months. At the same time, a majority of the lease receivables were sold on a non-recourse basis for $30.5 million cash.

     When purchased, the computer equipment was under lease to third parties by the seller. The equipment and the user leases are subject to existing liens in favor of the seller's lenders. The liens may not be removed or subordinated to Premark's interest. Additional liens may be placed upon the computer equipment which may be subject to the lease. Premark has no obligation in respect of the seller's financing.

                                                         EXHIBIT I


     None.

               WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT ("Waiver and Amendment"), dated as of June 6, 1996, is entered into by and among PREMARK INTERNATIONAL, INC. (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

                                 RECITALS

     A. The Company, the Banks and the Agent are parties to a Credit Agreement, dated as of May 17, 1996 (as amended, modified or supplemented, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) pursuant to which the Agent and the Banks have agreed, subject to the satisfaction or waiver of certain conditions to effectiveness contained therein, to extend certain credit facilities to the Company.

     B. The Company has requested (i) that the merger of Premark FEG with and into the Company which became effective May 23, 1996 (the "Merger") be consented to by the Banks and that waivers be given by the Banks with respect thereto and (ii) the Credit Agreement be amended to permit, subject to certain conditions, the Company or one or more of its Wholly-Owned Consolidated Subsidiaries to transfer from time to time the assets which respectively comprise the Company's "Food Equipment Group" and its "Decorative Products Group" (each as described in the Company's 1995 Form 10-K) to the Company or to another of the Company's Wholly-Owned Consolidated Subsidiaries (each such transfer, "Permitted Transfer").

     C. The Banks are willing (i) to consent to the Merger and give certain waivers with respect thereto and (ii) to amend the Credit Agreement to permit, subject to certain conditions, the Permitted Transfers.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Merger Event and Waiver.

          (a) Subject to and upon the terms and conditions hereof (including, without limitation, the occurrence of the Amendment Effective
Date), the Banks hereby consent to the occurrence of the Merger and waive any violation of the provisions of Section 6.1(k) of the Credit Agreement resulting therefrom.

          (b) Subject to the consent and waiver in clause (a) above, nothing contained herein shall be deemed a waiver of (or otherwise affect the Agent's or the Banks' ability to enforce) any Default or Event of Default, including without limitation (i) any Default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Merger (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Merger), and (ii) any Default or Event of Default arising at any time after the Amendment Effective Date and which is the same as or similar to the Merger, to the extent the same is prohibited under the Credit Agreement, as amended hereby.

     2.   Amendments to Credit Agreement.
          (a) The following definitions are hereby added (and are to be inserted in alphabetical order) to Section 1.1 of the Credit Agreement:

          "'FEG Assets' shall mean the assets which comprise the Company's 'Food Equipment Group', as the same are described in the Company's 1995 Form 10-K, and including, without limitation, any assets hereafter acquired by the 'Food Equipment Group' or any successor thereto."

          "'Wilsonart Assets' shall mean the assets which comprise the portion of the Company's 'Decorative Products Group', as the same are described in the Company's 1995 Form 10-K, owned, operated, sold, produced or manufactured by Wilsonart International, Inc. ('Wilsonart') and including, without limitation, any assets hereafter acquired by Wilsonart, its Subsidiaries and any successors thereto."

          (b) Section 6.1(k) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

          "(k) the Company shall, or any Subsidiaries of the Company shall, without the written consent of the Agent and the Required Banks, sell, convey, transfer, or otherwise dispose of (whether in one transaction or in a series of transactions and whether by way of direct sale, conveyance, transfer, disposition or by merger or consolidation), or agree to any of the foregoing, all or substantially all of
               (A) the assets which comprise the FEG Assets or

               (B) the assets which comprise the Wilsonart Assets

     in each case (whether now owned or hereafter acquired) to or in favor of any Person other than (1) the Company or (2) a Wholly-Owned Consolidated Subsidiary; and"

     3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

          (a)  Subject to the consent and waiver of the Banks in Section
1(a) above, no Default or Event of Default has occurred and is continuing or would be in existence if the Credit Agreement were effective as of the date hereof.
          (b)  Subject to the consent and waiver of the Banks in Section
1(a) above, all representations and warranties of the Company contained in the Credit Agreement are true and correct and all of the conditions to effectiveness thereof set forth in Section 3.1 of the Credit Agreement have been satisfied.

          (c) The Company is entering into this Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

     4. Amendment Effective Date. This Waiver and Amendment will become effective as of June 6, 1996 (the "Amendment Effective Date"), provided that each of the following conditions precedent is satisfied on or before June 30, 1996:

          (a) the Agent has received from the Company and each of the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Waiver and Amendment;

          (b) all representations and warranties contained herein are true and correct as of the date the condition specified under clause (a) above is satisfied.

     5. Reservation of Rights. The Company acknowledges and agrees that neither the Agent's nor the Banks' forbearance in exercising their rights and remedies in connection with the Merger, nor the execution and delivery by the Agent and the Banks of this Waiver and Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to the Merger.

     6.   Miscellaneous.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Waiver and Amendment. This Waiver and Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver and Amendment.

          (c) This Waiver and Amendment shall be governed by and construed in accordance with the law of the State of Illinois.

          (d) This Waiver and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such
counterparts together shall constitute but one and the same instrument.   Each
of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or the Company shall bind such Lender or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

          (e) This Waiver and Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver and Amendment supersedes all prior drafts and communications with respect thereto. This Waiver and Amendment may not be amended except in accordance with theprovisions of Section 9.6 of the Credit Agreement.

          (f) If any term or provision of this Waiver and Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver and Amendment or the Credit Agreement, respectively.

          (g) The Company covenants to pay to or reimburse the Agent, upon demand, for all costs and expenses (including reasonable Attorney Costs) incurred in connection with the development, preparation, negotiation, execution and delivery of this Waiver and Amendment.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.

                              PREMARK INTERNATIONAL, INC.


                              By:__________________________
                              Title:_______________________

                  [Two additional signature pages follow]

                              BANKERS TRUST CO.


                              By
                              Title:



                              THE FIRST NATIONAL BANK OF CHICAGO


                              By
                              Title:


                              CHEMICAL BANK


                              By
                              Title:



                              ROYAL BANK OF CANADA

                              By
                              Title:


                              THE FUJI BANK, LIMITED


                              By
                              Title:

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                              By
                              Title:


                              COMMERZBANK AKTIENGESELLSCHAFT, CHICAGO
                              BRANCH


                              By
                              Title:



                              CREDIT LYONNAIS CHICAGO BRANCH


                              By
                              Title:



                              THE NORTHERN TRUST COMPANY


                              By
                              Title:


                              BANK OF AMERICA ILLINOIS


                              By
                              Title:


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as Agent


                              By
                                           Title:


               SECOND AMENDMENT TO CREDIT AGREEMENT



     THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of October 3, 1997, is entered into by and among PREMARK INTERNATIONAL, INC. (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

                             RECITALS

     A. The Company, the Banks and the Agent are parties to a Credit Agreement, dated as of May 17, 1996 (as amended, modified or supplemented, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) pursuant to which the Agent and the Banks have agreed, subject to the satisfaction or waiver of certain conditions to effectiveness contained therein, to extend certain credit facilities to the Company.

     B. The Company has requested an extension of the Termination Date to October 3, 2002 and the Banks are willing to consent to such extension.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Amendment.

          (a) Subject to and upon the terms and conditions hereof (including, without limitation, the occurrence of the Amendment Effective
Date), the Banks hereby consent to the amendment of the definition of "Termination Date" in Section 1.1 of the Credit Agreement to read as follows:

               "Termination Date" means October 3, 2002.
     2. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

          (a) No Default or Event of Default has occurred and is continuing.

          (b) All representations and warranties of the Company contained in Article IV of the Credit Agreement are true and correct as of the date hereof, except to the extent the same expressly relate to an earlier date. References to the Company's 1995 Form 10-K are understood, for purposes of this provision, to be references to the Company's 1996 Form 10-K.

          (c) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

     3. Amendment Effective Date. This Amendment will become effective as of October 3, 1997 (the "Amendment Effective Date"), provided on or before October 3, 1997 the Agent has received from the Company and each of the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

     4. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to execute similar amendments under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the Banks under the Credit Agreement.

     5.   Miscellaneous.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.
          (c) This Amendment shall be governed by and construed in accordance with the law of the State of Illinois.

          (d)  This Amendment may be executed in any number of
counterparts, each of which shall be deemed an original, but all such
counterparts together shall constitute but one and the same instrument.   Each
of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or the Company shall bind such Lender or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

          (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 9.6 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                              PREMARK INTERNATIONAL, INC.



                              By
                                                     Title:








             [Two additional signature pages follow]
                              BANKERS TRUST CO.


                              By
                                 Title:



                              THE FIRST NATIONAL BANK OF CHICAGO


                              By
                                 Title:



                              THE CHASE MANHATTAN BANK


                              By
                                 Title:



                              ROYAL BANK OF CANADA


                              By
                                 Title:



                              THE FUJI BANK, LIMITED


                              By
                                 Title:



                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                              By
                                 Title:


                              COMMERZBANK AKTIENGESELLSCHAFT, CHICAGO
                              BRANCH


                              By
                                 Title:



                              CREDIT LYONNAIS CHICAGO BRANCH


                              By
                                 Title:



                              THE NORTHERN TRUST COMPANY


                              By
                                 Title:



                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION (as successor to BANK OF
                              AMERICA ILLINOIS)


                              By
                                 Title:



                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as Agent

                              By
                                           Title:


ACKNOWLEDGMENT AND CONSENT TO CREDIT AGREEMENT

THIS ACKNOWLEDGMENT AND CONSENT TO CREDIT AGREEMENT (this
"acknowledgment and
Consent"), dated as of October 3, 1997, is entered into by and among PREMARK INTERNATIONAL, INC. (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

RECITALS

A.The Company, the Banks and the Agent are parties to a Credit Agreement, dated as of May 17, 1996 (as amended, modified or supplemented, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) pursuant to which the Agent and the Banks have agreed, subject to the satisfaction or waiver of certain conditions to the effectiveness contained therein, to extend certain credit facilities to the Company.

B. In connection with the Second Amendment to the Credit Agreement dated as of October 3, 1997 (the "Second Amendment") pursuant to which the Company requested an extension of the Termination Date to October 3, 2002, Credit Lyonnaise Chicago Branch has indicated that its Commitment was to terminate while Banks were willing to consent to such extension.

C. The undersigned Banks have agreed, consistent with commitment letters previously delivered to the Agent, that, in the case of Bank of America National Trust and Savings Association, its Commitment will be $34,000,000, and, in the case of the other undersigned Banks, that their respective Commitments will each be $27,000,000, respectively, in order to replace the Commitments of the terminating institution and that they will ratify the Second Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Acknowledgment and Consent.

(a) Subject to and upon the terms and conditions hereof, the undersigned Banks (other than Bank of America National Trust and Savings Association) hereby acknowledge and agree that their respective Commitments will each be $27,000,000 and Bank of America National Trust and Savings Association hereby acknowledges and agrees that its Commitment will be $34,000,000, in all cases effective as of the date first written above.

(b) Each of the Company and the undersigned Banks ratifies in all respect the Second Amendment.

2. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the undersigned Banks of this Acknowledgment and Consent shall not be deemed (i) to create a course of dealing or otherwise obligate the Agent or the undersigned Banks to execute similar acknowledgments and consent under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the undersigned Banks under the Credit Agreement.

3.  Miscellaneous.

(a) Except as herein expressly acknowledged and consented, all terms, covenants and provision of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as acknowledged and consent to by this Acknowledgment and Consent. This Acknowledgment and Consent shall be deemed incorporated into, and a part of, the Credit Agreement.

(b) This Acknowledgment and Consent shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Acknowledgment and Consent.

(c) This Acknowledgment and Consent shall be governed by and construed in accordance with the law of the State of Illinois.

(d) This acknowledgment and Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of an undersigned Bank or the Company shall bind such undersigned Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

(e) This Acknowledgment and Consent, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Acknowledgment and Consent supersedes all prior drafts and communications with respect thereto. This Acknowledgment and Consent may not be amended except in accordance with the provisions of Section 9.6 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Acknowledgment and Consent as of the date first above written.

PREMARK INTERNATIONAL, INC.

By:
Title:
THE FIRST NATIONAL BANK OF CHICAGO

By:
Title:

BANKERS TRUST CO.

By:
Title

THE CHASE MANHATTAN BANK

By:
Title:

ROYAL BANK OF CANADA

By:
Title:

THE FUJI BANK, LIMITED

By:
Title:
MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:
Title:

COMMERZBANK AKTIENGESELLSCHAFT, CHICAGO BRANCH

By:
Title:

THE NORTHERN TRUST COMPANY

By:
Title:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (as successor to
BANK
OF AMERICA ILLINOIS)

By:
Title:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent

By:
Title:


EXHIBIT 10.3
Premark International, Inc. Supplemental Plan
(As Amended and Restated Effective April 1, 1997)

Contents

Section

Article I. Establishment and Construction
1.1    Establishment and Amendment
1.2    Purpose

Article II. Definitions, Construction, and Interpretation
2.1    Definitions
2.2    Gender and Number
2.3    Employment Rights
2.4    Severability
2.5    Applicable Law

Article III. Benefit Limitations Relating To Defined Contribution Plans
3.1    Participation
3.2    Benefit Amount
3.3    Earnings
3.4    Establishment of Accounts
3.5    Benefit Payment or Commencement
3.6    Form of Distribution

Article IV. Benefit Limitations Relating to Defined Benefit Plans
4.1    Participation
4.2    Benefit Amount
4.3    Establishment of Accounts
4.4    Benefit Payment or Commencement
4.5    Form of Distribution

Article V. Change of Control
5.1    Participation
5.2    Benefit Amount
5.3    Establishment of Accounts
5.4    Benefit Payment
5.5    Form of Distribution

Article VI. General Provisions
6.1    Funding
6.2    Vesting
6.3    Form of Distribution
6.4    Death Benefits
6.5    Administration
6.6    Claims and Appeals
6.7    Expenses
6.8    Indemnification and Exculpation
6.9    Interests Not Transferable
6.10   Action by the Corporation or Affiliates
6.11   Effect on Other Benefit Plans
6.12   Tax Liability

Article VII. Amendment and Termination
7.1    Amendment and Termination

Article I. Establishment and Construction

1.1 Establishment and Amendment
Premark International, Inc. (the "Corporation") presently maintains an unfunded deferred compensation plan, known as "The Premark International, Inc. Supplemental Plan", which provides benefits to certain eligible employees of the Corporation and its Affiliates. This plan was established effective as of September 28, 1986, and was last amended and restated effective as of September 1, 1994. Said plan is hereby further amended and restated as set forth herein effective as of April 1, 1997.

1.2 Purpose
The Corporation and its Affiliates sponsor several defined benefit plans and defined contribution plans for the benefit of their U.S. employees and their beneficiaries. These plans cover a variety of employee groups and are intended to operate as "qualified plans" as that term is defined under the Code.

These qualified plans are subject to limitations under section 415 of the Code that sometimes result in the diminution of allocations and benefits payable on behalf of certain employees. This Plan is established to offset this diminution for eligible employees. These benefits are intended to constitute an "unfunded excess benefit plan" under section 3(36) of ERISA.

These qualified plans also contain certain other restrictions, including restrictions under sections 401(a)(17), 401(k), and 402(g), that sometimes result in a diminution of benefits available to certain highly compensated employees. This Plan is also established to offset this diminution, in part and to the extent provided herein, for eligible employees. These benefits are intended as constituting an unfunded deferred compensation plan for a select group of highly compensated employees, as described in sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

Article II. Definitions, Construction, and Interpretation

2.1 Definitions
The following terms shall have the meaning stated below unless the context clearly indicates otherwise.
(a) "Administrator(s)" means such Employee, Employees, or committee of Employees as may from time to time be designated by the Board of Directors of the Corporation ("Board") or a committee of the Board to have the authority and control over some specified portion of the administration and management of the Plan.
(b)"Affiliate" means--
    (1) any corporation other than an Employer, i.e., either a subsidiary corporation or an affiliated or associated corporation of an Employer, which together with an Employer is a member of a "controlled group" of corporations (as defined in section 414(b) of the Code);
    (2) any organization which together with an Employer is under "common control" (as defined in section 414(c) of the Code);
    (3) any organization which together with an Employer is an "affiliated service group" (as defined in section 414(m) of the Code); or
    (4) any other entity required to be aggregated with an Employer pursuant to regulations under section 414(o) of the Code.
(c) "Change of Control" effective November 6, 1996, means the following events:
    (1) the acquisition, other than from the Corporation, by any individual, entity, or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing twenty (20) percent or more of the combined voting power of the Corporation's securities entitled to vote in the election of directors; provided, however, that any acquisition by the Corporation or any of its subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, or any merger or acquisition following which more than sixty
(60) percent of the combined voting power of the securities of the resulting parent corporation is held by the holders of the combined voting power of the Corporation's securities in substantially the same proportion as their ownership immediately prior to such transaction and the Incumbent Board still constitutes at least a majority of the Board, shall not constitute a Change of Control; or
    (2) individuals who, as of November 6, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to November 6, 1996, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or
    (3) approval by the shareholders of the Corporation of--
        (A) a complete liquidation or dissolution of the Corporation, or
        (B) the sale or other disposition of all or substantially all of the assets of the Corporation, or
        (C) a reorganization, merger, or consolidation of the Corporation;
            (1)provided that such transaction shall not constitute a Change of Control if, following such transaction, the holders of the combined voting power of the Corporation's securities own more than sixty (60) percent of the combined voting power of the securities of the Corporation which acquires the assets in (B) above or the parent Corporation which results from the reorganization, merger or consolidation in (C) above and the Incumbent Board still constitutes at least a majority of such entities; or
        (D) the sale or other disposition, in response to a pending or threatened Change of Control, of a majority of the voting stock or all or substantially all of the assets of the Corporation comprising the decorative laminate business or the food equipment business, if the sales or operating income of such business constituted at least twenty (20) percent of the Corporation's consolidated sales or operating income during the most recently completed fiscal year. The Board shall determine, in its sole discretion, whether the sale or other disposition of such businesses is in response to a pending or threatened Change of Control. If the Board determines that such transaction is not in response to a pending or threatened Change of Control, the Participant shall have no right to the benefits resulting from a Change of Control; provided, however, that the Board shall review the circumstances of such transaction, including management's role in initiating the transaction, its effect on shareholder value, and its effect on the Participant's responsibilities and terms of employment, and shall determine, in its sole discretion, whether all or any part of the benefits resulting from a Change of Control shall be awarded to the Participant.
(d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.
(e) "Defined Benefit Plan" means any of the following qualified defined benefit plans on account of which a Participant becomes eligible under this
Plan:
    (1) the Premark International, Inc. Base Retirement Plan, or
    (2) the Retirement Plan for Salaried Employees of the PMI Food Equipment Group.
(f) "Defined Contribution Plan" means the Premark International, Inc. Retirement Savings Plan.
(g) "Employer" means the Corporation and its Affiliates the employees of which participate in any Defined Benefit Plan or Defined Contribution Plan.
(h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.
(i) "Highly Compensated Employee" means an employee of the Employer whom the Administrator(s) determines to be a highly compensated employee within the meaning of Code section 414(q).
(j) "Participant" means a Highly Compensated Employee or former Highly Compensated Employee or Level I Employee, who meets the participation requirements set forth in section 3.1, 4.1, or 5.1 (whichever is applicable) of this Plan.
(k) "Retirement" means a Participant's termination of employment with the Corporation and Affiliates on or after the date the Participant either--
    (1) has become eligible to receive an immediate retirement benefit under the Defined Benefit Plan or, in the event the Participant is not covered by the Defined Benefit Plan, the Participant either has attained (A) age fifty-five (55) with ten (10) years of service or (B) age sixty-five (65), or
    (2) has immediate coverage under a retiree medical plan maintained by the Employer.
Unless the context clearly indicates otherwise, terms not defined in this section shall have the meaning specified in the applicable Defined Benefit
Plan or Defined Contribution Plan (if defined therein). Where the defined meaning is intended, the term is capitalized.

2.2 Gender and Number
Unless the context clearly requires otherwise, masculine pronouns whenever used shall include the feminine and neuter pronouns, and the singular shall include the plural.

2.3 Employment Rights
Establishment of the Plan shall not be construed to give any Participant the right to be retained by the Employer or to receive any benefits not specifically provided by the Plan.

2.4 Severability
If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan. The Corporation shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

2.5 Applicable Law
(a) This Plan, to the extent considered an "unfunded supplemental executive retirement plan", is fully exempt from Titles II, III, and IV of ERISA. The Plan shall be governed and construed in accordance with Title I of ERISA.
(b) In addition, this Plan, to the extent considered an "unfunded excess benefit plan", is fully exempt from the provisions of ERISA pursuant to section 4(B)(5) thereof.
(c) To the extent not governed by ERISA, the Plan shall be governed by and construed according to the laws of the State of Illinois.

Article III. Benefit Limitations Relating to Defined Contribution Plans

3.1 Participation
A person who is a Highly Compensated Employee or who, on or after January 1, 1995, is a Level I Employee (who is designated as such by the Administrator(s)), and who is a participant in a Defined Contribution Plan shall be an eligible Participant under this Article for a plan year on the first date upon which employee contributions, employer contributions, forfeitures, compensation, or allocations under the applicable Defined Contribution Plan are restricted for that plan year as a result of the provisions of Code sections 415, 401(a)(17), and/or 402(g), or any successor provisions thereto.

3.2 Benefit Amount
For each plan year of the Defined Contribution Plan, a Participant shall be credited with a benefit equal to the sum of the amounts in (a) and (b) below--

(a) Employer-Provided Benefits. The amount of Employer-Provided Benefits shall equal the sum of:
    (1) the excess of (A) the amount which would have been allocated for the plan year, but for the limitations described in section 3.1, over (B) the amount allocated for the plan year, to the Participant's Defined Contribution Plan account balance, without regard to the rate of contribution elected by the Participant under the Defined Contribution Plan; and,
    (2) provided that the Participant has made a timely submission to the Administrator of an election to make before-tax deferrals for the plan year to this Plan, the excess of (A) the amount which would have been allocated for the plan year, but for the limitations described in section 3.1, over (B) the amount allocated for the plan year, to the Participant's Defined Contribution Plan account, where both (A) and (B) are based on the rate of contribution specified in a timely election by the Participant under this Plan and the Defined Contribution Plan, as in effect on January 1 of such plan year, subject to the percentage of pay restriction on elective deferrals of Highly Compensated Employees imposed by the Corporation under the Defined Contribution Plan for such plan year.

For purposes of this subsection, contributions made pursuant to a salary reduction agreement shall be deemed a Participant contribution and not an Employer-provided benefit.

(b) Salary Reduction Contributions. Upon timely submission to the Administrator(s) of an election to participate, a Participant shall be eligible to make before-tax deferrals to this Plan equal to the amount of contributions that would have been made to the Defined Contribution Plan pursuant to a salary reduction agreement but for the limitations described in section 3.1, and subject to the percentage of pay restriction on elective deferrals of Highly Compensated Employees imposed by the Corporation in order to pass the actual deferral percentage and actual compensation percentage discrimination tests of Code sections 401(k) and 401(m). Such amount shall be based on the rate of salary reductions elected by the Participant under the Defined Contribution Plan as in effect on January 1 of each year for which an election is effective, subject to the restrictions imposed by the Corporation as mentioned above.

(C) Election to Participate. To be effective for a plan year, an election to participate must be communicated in writing to the Administrator(s) prior to January 1st of such year. Once an election is made, it shall continue in effect unless and until the Participant notifies the Administrator(s) in writing of his intention to change or cancel his election, which cancellation or change shall not be effective for purposes of this Plan until the first day of the calendar year following the year in which the Administrator(s) receives such notification.

    (1) For a person first becoming an eligible Participant under this
Article 3.2(b), such election to participate must be communicated in writing to the Administrator(s) no later than thirty (30) days after the date he is notified of his eligibility to make such deferrals, in which event--
        (A) the election shall be effective for the first pay cycle occurring after the Administrator(s) receives such written election, and
        (B) deferrals pursuant to such election shall be determined with reference to contributions to the Defined Contribution Plan beginning with said pay cycle.
    (2) If an election to participate is not timely filed, the eligible Participant may elect to participate at the beginning of any subsequent calendar year by submitting an election to the Administrator(s) prior to the beginning of any subsequent calendar year.

(d) Contribution Rate Changes. Notwithstanding the fact that a Participant changes the rate of contribution or ceases contributions to the Defined Contribution Plan during a calendar year, the benefit amount of Employer-Provided Benefits and Salary Reduction Contributions shall continue for the balance of the calendar year at the rate in effect at the beginning of the calendar year as if no change had been made.

3.3 Earnings
The benefit amount for each Participant pursuant to section 3.2 shall be adjusted and credited to each Participant's account at the end of each calendar year quarter ("Quarter") to reflect an assumed rate of earnings, as follows:
(a) The rate of earnings communicated to the participants in the Defined Contribution Plan with respect to the Fixed Income Core Investment Fund (the "Fund") at the end of each Quarter (the "Quarterly Rate"). The amount of earnings credited to each Participant shall be calculated by taking the balance in the Participant's account at the end of the prior Quarter, plus one-half the amount of the contributions to the account during the current Quarter, times the Quarterly Rate.

(b) (1) In the event of a distribution (whether in a lump sum or installments and whether or not deferred), earnings shall be credited to the Participant's account in the manner and amount specified in 3.3(a) through the end of the Quarter preceding the month in which the distribution is made or installment payments begin. In addition, for any month(s) less than a full Quarter, the rate of earnings credited to the account shall be the actual monthly rate of return on the Fund for said month(s), times the account balance at the end of the preceding month.
    (2) In the event the Participant elects to receive the distribution in installments pursuant to section 6.3(b), the benefit amount shall be further credited with an assumed rate of earnings over the installment payment period at the actual annualized rate of return of the Fund for the year preceding the year in which installment payments begin. The rate shall be credited so that the level payments made pursuant to section 6.3(b) shall fully amortize the account balance and the earnings thereon and each payment shall consist of a portion of the account balance as of the date benefits thereunder commence and of earnings on the unpaid portion of the account balance. If any amounts are added to a Participant's account as the result of any supplemental or subsequent contributions thereto, the payments of the Participant's benefit shall be revised (as of the time of such additional contribution) to reflect the additional amounts.

3.4 Establishment of Accounts
An account shall be established on the Corporation's financial ledgers for Participants entitled to a benefit under section 3.2. The amounts credited to the account shall be equal to the amounts of the Participants' benefit under section 3.2 and section 3.3.

3.5 Benefit Payment or Commencement
(a) Subject to Article V, in the event the Participant is to receive a lump sum distribution under 6.3(a) or elects to receive an immediate lump sum distribution under 6.3(b), the Participant's account established under section 3.4 shall be payable as soon as practicable in the Quarter following the Quarter of the Participant's termination of employment with the Corporation and Affiliates.

(b) Subject to Article V, each Participant who satisfies the requirements of section 6.3(b) may elect to defer the lump sum payment or commencement of installment payments. In such event, the payment or commencement of installments shall be made as soon as practicable after the end of the Quarter following the first anniversary of termination of employment with the Corporation and Affiliates. The Participant shall be permitted to revoke such election or to change the election in a manner consistent with section 6.3(b), provided that such a revocation or change shall not be effective unless the Participant's new written election has been on file with the Administrator(s) for at least twelve (12) months prior to the date of Participant's termination of employment with the Employer.

(C) To the extent the payment or commencement of a benefit is deferred under this section, the amount so deferred shall continue to accrue an assumed rate of earnings, as described in subsection 3.3(b).

3.6 Form of Distribution
The account established for a Participant under section 3.4, in conjunction with the account(s) established under section 4.3 shall be payable in the same manner described under section 6.3; or if applicable, section 5.4.

Article IV. Benefit Limitations Relating to Defined Benefit Plans

4.1 Participation
An employee who is a Highly Compensated Employee or who on or after January 1, 1998, is a Level I Employee (who is designated as such by the Administrator(s)) and who is a participant in a Defined Benefit Plan shall become a Participant under this Article on the first date upon which his compensation and/or benefits under the applicable Defined Benefit Plan are restricted as a result of the provisions of Code sections 415 and/or 401(a)(17).

4.2 Benefit Amount
A Participant shall receive a benefit equal to the actuarial equivalent of the benefit under the Defined Benefit Plan that he is prevented from receiving as a result of the restrictions described in section 4.1. This amount is equal to the excess of (a) over (b) below:
(a) the amount of benefit which the Participant would have received under the Defined Benefit Plan if his benefits under any of such Defined Benefit Plan had not been reduced by the restrictions described in section 4.1; and
(b) the amount of benefit the Participant actually receives under the Defined Benefit Plan.
For purposes of this section, "actuarial equivalent" shall be determined on the same basis as single sum distributions payable from the Defined Benefit Plan and subject to the same actuarial factors and adjustments.

4.3 Establishment of Accounts
An account shall be established on the Corporation's financial ledgers for Participants entitled to a benefit under section 4.2. The amount credited shall be equal to the amount of the Participant's benefit under section 4.2, and, if applicable, adjusted for earnings pursuant to section 4.4(c).

4.4 Benefit Payment or Commencement
(a) Subject to Article V and except as otherwise specified in section 6.3(b), the benefit payable under Section 4.2 shall be payable to the Participant as soon as practicable in the Quarter following the Quarter of the Participant's termination of employment with the Corporation and Affiliates.

(b) Subject to Article V, each Participant who satisfies the requirements of section 6.3(b) may elect to defer the lump sum payment or commencement of installment payments. In such event, the payment or commencement of installments shall be made as soon as practicable after the end of the Quarter following the first anniversary of termination of employment with the Corporation and Affiliates. The Participant shall be permitted to revoke such election or to change the election in a manner consistent with section 6.3(b), provided that such a revocation or change shall not be effective unless the Participant's new written election has been on file with the Administrator(s) for at least twelve (12) months prior to the date of Participant's termination of employment with the Employer.

(c) To the extent the payment or commencement of a benefit is deferred under this section, the amount so deferred shall accrue an assumed rate of earnings in the manner and amount described in section 3.3(b).

4.5 Form of Distribution
The account established for a Participant under section 4.3, in conjunction with the account(s) established under section 3.4 shall be payable in the manner described under section 6.3; or if applicable, section 5.4

Article V. Change of Control

5.1 Participation
A Participant shall become entitled to a benefit under this Article only if covered by the Corporation's change of control policy or an employment agreement with the Corporation and Affiliates which becomes effective upon a Change of Control.

5.2 Benefit Amount
A Participant shall receive a benefit only if there is a Change of Control of the Corporation and the Participant terminates employment with the Corporation and Affiliates as a result of the Change of Control pursuant to an employment agreement or the Corporation's change of control policy. The benefit amount payable will equal the excess of (a) over (b) below:
(a) the amount of benefit which the Participant would have received under this Plan and all of his Employer-sponsored qualified retirement plans had the Participant been fully vested in such plans at his termination of employment with the Corporation and its Affiliates; and
(b) the amount of benefit in which the Participant has a vested interest under this Plan and all of his Employer-sponsored qualified retirement plans at his termination of employment with the Corporation and Affiliates.

5.3 Establishment of Accounts
An account shall be established on the Corporation's financial ledgers for Participants entitled to a benefit under this Article V. The amount credited shall be equal to the amount of the Participants' benefit under section 5.2.

5.4 Benefit Payment
Notwithstanding any other term or provision of this Plan and in lieu of any other benefit payable under this Plan, payment of benefits under this Article V, if any, and the benefit amount payable under Articles III and IV shall be made within thirty (30) days following the Participant's termination of employment with the Corporation and Affiliates.

5.5 Form of Distribution
Such benefits described in section 5.4 shall be paid in a single sum payment. In determining the single sum value of a benefit payable as a result of participation in a Defined Benefit Plan, the single sum shall be determined on the same basis as single sum distributions payable from the Defined Benefit Plan and subject to the same actuarial factors and adjustments.

Article VI. General Provisions

6.1 Funding
All amounts paid under this Plan shall be paid in cash from the general assets of the Employer. Such amounts shall be reflected on the accounting records of the Corporation but shall not be construed to create or require the creation of a trust, custodial account, or escrow account. No Participant shall have any right, title, or interest whatever in or to any investment reserves, accounts or funds that the Corporation and Affiliates may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Corporation and Affiliates and an employee or any other person. Neither a Participant nor beneficiary of a Participant shall acquire any interest greater than that of an unsecured creditor.


6.2 Vesting
Benefits under this Plan shall become nonforfeitable when and to the extent they would have become nonforfeitable had they been attributable to the applicable qualified plan, except as otherwise provided in section 5.2. Notwithstanding the preceding sentence, a Participant or his beneficiary shall have no right to benefits under this Plan if the Administrator(s) determines that he engaged in a willful, deliberate, or gross act of commission or omission which is substantially injurious to the finances or reputation of the Employer.


6.3 Form of Distribution
Subject to Article V,
(a) if the total value of the account(s) established for a Participant under section 3.4 and/or section 4.3 is equal to or less than $100,000, the total Plan benefit shall be payable in a single-sum distribution on the date determined pursuant to sections 3.5(a) and 4.4(a). No other form of distribution will be available to the Participant.
(b) if the total value of the account(s) established for a Participant under section 3.4 and/or section 4.3 exceeds $100,000, the total Plan benefit shall be payable in a single sum distribution on the date determined pursuant to sections 3.5(a) and/or 4.4(a). However, each Participant may elect that payment be made in either a single sum distribution or equal annual installments over a period of ten (10) years beginning with the date determined pursuant to sections 3.5(b) and/or 4.4(b) provided that such election shall not be effective unless--

    (1) the Participant's termination is on account of his Retirement, and
    (2) the Participant's written election of such alternative distribution has been on file with the Administrator(s) for at least twelve (12) months prior to the date of Participant's termination of employment with the Employer.

6.4 Death Benefits
(a) Each Participant shall have the right to designate a beneficiary to receive death benefits under this Plan upon the death of the Participant; provided, however, that the beneficiary of a married Participant shall be the Participant's spouse unless the spouse has consented in writing to the designation of a different beneficiary. In the absence of a valid beneficiary designation, the Participant's spouse or, if the Participant is unmarried, the Participant's Beneficiary under the Defined Contribution Plan shall be the beneficiary of the Participant's benefits under this Plan.
(b) In the event of a Participant's death prior to the commencement of benefits, his beneficiary will receive such benefits in a single-sum distribution as soon as practicable after the Participant's death. Benefits attributable to Defined Benefit Plans shall be calculated and subject to the same actuarial factors and adjustments used in determining the death benefits under the applicable Defined Benefit Plan.
(c) If the Participant dies after the commencement of benefits and before all benefits have been distributed, the beneficiary shall receive all unpaid benefit amounts, if any, in the same manner and form of distribution as the Participant.

6.5 Administration
This Plan shall be administered by the Administrator(s). The Administrator(s) shall have, to the extent appropriate, the same powers, rights, duties, and obligations with respect to this Plan as they do for the applicable qualified plans; provided, however, that the Administrator(s) determination of the questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

6.6 Claims and Appeals
If any part of an application for benefits under the Plan is denied, the following claim procedure applies:
(a) The Administrator(s) shall act upon each application for benefits within ninety (90) days after receipt of the application. If special circumstances require an extension of time, such Administrator(s) shall notify the applicant of the delay and shall act within one hundred eighty (180) days after receipt of the application. The Administrator(s) shall also explain the reason for the delay and indicate the date on which a decision may be expected. If the Administrator(s) does not act on an application for benefits within ninety (90) days (or one hundred eighty (180) days, if applicable), the application will be deemed to have been denied.
(b) If a claim is denied in whole or in part, the applicant shall be notified in writing of the following information:
    (1) the specific reasons for such denial;
    (2) specific reference to pertinent Plan provisions on which the denial is based;
    (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
    (4) an explanation of the Plan's claim review procedure.
(c) The applicant may appeal by delivering a written notice to the Administrator(s) within sixty (60) days after receiving notice of denial from the Administrator(s) or, if no notice of denial was received, within one hundred fifty (150) days (or two hundred forty (240) days, if applicable) after the claim was filed. The applicant's notice of appeal should:
    (1) request a review of his application for benefits by the Administrator(s);
    (2) set forth all of the grounds upon which his request for review is based and any facts in support; and
    (3) set forth any issues or comments which the applicant deems pertinent to his application.
If he appeals, the applicant may review pertinent documents at any reasonable time and place specified by the Administrator(s) and may submit any additional written materials pertinent to the appeal not set forth in the notice of appeal.
(d) Any appeal will be reviewed by the Administrator(s). The applicant, who may be represented by any person, will be entitled to appear before the Administrator(s) to present his claim. The Administrator(s) will decide the appeal not later than sixty (60) days after receiving the notice of appeal.
If special circumstances require an extension of time, a decision will be made as soon as possible, but not later than one hundred twenty (120) days after receipt of the notice of appeal. The Administrator(s) shall also explain the reason for the delay and indicate the date on which a decision may be expected. The decision of the Administrator(s) will be in writing and will state clearly the reasons for the decision, including specific reference to the provisions of the Plan supporting the decision. The decision of the Administrator(s) on any and all appeals shall be final and conclusive upon all applicants.

6.7 Expenses
The expenses of administering the Plan shall be borne by the Employer.

6.8 Indemnification and Exculpation
The Administrator(s), its agents, and officers, directors, and employees of the Corporation and its Affiliates shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Corporation's written approval) or paid by them in satisfaction of a judgement in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

6.9 Interests Not Transferable
The interests of the Participants and their beneficiaries under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered.


6.10 Action by the Corporation or Affiliates
Any action required of or permitted by the Corporation or an Affiliate under this Plan shall be by approval of the Administrator(s) or any person or persons authorized by the Administrator(s).

6.11 Effect on Other Benefit Plans
Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Corporation and Affiliates. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.


6.12 Tax Liability
The Employer may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

Article VII. Amendment and Termination

7.1 Amendment and Termination
The Corporation, by written action of the Administrator(s), reserves the right to amend this Plan from time to time or to terminate the Plan at any time; provided, however, the Corporation will not be entitled to amend the provisions of Article V following a Change of Control.